UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On May 26, 2009, The Dow Chemical Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain trusts established by members of the Haas family as selling stockholders (the “Selling Stockholders”), Credit Suisse Securities (USA) LLC as underwriter (the “Underwriter”), and Credit Suisse International, in its capacity as agent for the Underwriter (the “Underwriter Affiliate”). Pursuant to the Underwriting Agreement, the Underwriter Affiliate will conduct a forward sale offering (the “Forward Sale Offering”) by borrowing from one or more third party stock lenders shares of the Company’s common stock and selling such shares over the 10 full trading day period commencing on and including May 26, 2009 and expected to end on June 8, 2009 (the “Sale Period”).

Following the end of the Sale Period, the Selling Stockholders will receive shares of the Company’s common stock upon conversion of the $500 million original liquidation preference of the Company’s cumulative convertible perpetual preferred stock, series C (the “Convertible Preferred Stock”) owned by them in accordance with the terms set forth in the certificate of designations relating to the Convertible Preferred Stock as amended in the Purchase Agreement, dated May 5, 2009, among the Company, the Selling Stockholders and accounts and funds managed by Paulson & Co. Inc. (the “Purchase Agreement”).  Shares of Convertible Preferred Stock will convert into shares of the Company’s common stock in accordance with the terms set forth in the certificate of designations relating to the Convertible Preferred Stock as amended in the Purchase Agreement, which were attached as Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed on April 1, 2009 and as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 11, 2009, respectively.

The Selling Stockholders have agreed to deliver to the Underwriter Affiliate a number of shares of common stock so received by them upon conversion which is expected to be equal to the number of such shares previously sold by the Underwriter Affiliate during the Sale Period.  The Underwriter Affiliate will in turn use such shares to close out the borrowings established by the Underwriter Affiliate in connection with the Forward Sale Offering. Subject to certain exceptions, it is expected that the number of shares of common stock sold by the Underwriter Affiliate on each day of the Sale Period will be approximately equal to the number of shares of the Company’s common stock transferable by the Company to the Selling Stockholders upon conversion of the Convertible Preferred Stock in respect of such day.  Upon conversion of the Convertible Preferred Stock, no shares of Convertible Preferred Stock will remain outstanding.

The Company will not receive any proceeds from this Forward Sale Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 26, 2009

The Dow Chemical Company

By:	/s/ CHARLES J. KALIL
	Name:	Charles J. Kalil
	Title:	Executive Vice President, General Counsel and Corporate Secretary